Exhibit 10.17

October 3, 2017

THIRD AMENDMENT TO LEASE AGREEMENT

Re: Lease Agreement dated December 28, 2010, by and between US REIF Eurus Austin, LLC dba StoneCliff Building as successor in interest to StoneCliff Office, L.P., as Lessor, and Pain Therapeutics, Inc., as Lessee, as amended in that First Amendment to Lease Agreement dated September 21, 2011, as amended in that Second Amendment dated April 3, 2014 (collectively referred to as the "Lease Agreement”), demising 5,679 rentable square feet of space locally known as Suite 260 in the StoneCliff building, located at 7801 Capital of Texas Highway, Austin, Travis County, Texas, 78731.

This Third Amendment shall amend and modify the Lease Agreement as follows:

1.	Lease Term. Lessor and Lessee acknowledge and agree that Lessee's lease term shall be extended thirty-six (36) months from the current expiration of December 31, 2017 to December 31, 2020.

2.	Base_Rent. Effective January 1, 2018, Lessee shall pay to Lessor Base Rent as set forth in the rent schedule below:

Term	Monthly Base Rent	Term Base Rent	Annual Base Rent PSF
01/01/2018 - 12/31/2018	$7,572.00	$90,864.00	$16.00
01/01/2019 - 12/31/2019	$7,926.94	$95,123.25	$16.75
01/01/2020 - 12/31/2020	$8,281.88	$99,382.50	$17.50

3.	Tenant Finish Out. None. Lessee accepts premises on an "as is" basis.

4.

Additional Rents. Effective January 1, 2018, Lessee's expense stop shall adjust to a $0.00 Base Year, and Lessee shall thereafter reimburse Lessor for its pro rata share of Building Operating Expenses (currently estimated to be $13.22 per square foot per year or $6,256.37 per month), as defined in Exhibit C of the Lease Agreement.

5.	Reserved Parking: Lessee shall have Three (3) covered reserved parking spaces free of charge.

Except as provided to the contrary herein, all the remaining terms, covenants, and provisions of the Lease Agreement shall remain in full force and effect and unmodified hereby. Each party hereby acknowledges that the other is not in default under the Lease Agreement in any respect. Each signatory hereto represents and warrants that he or she is authorized to execute this document and that upon said execution by both parties, this document will constitute the binding obligation of the party on behalf of whom such person has signed, without the necessity of joinder of any other person or entity.

EXECUTED on the dates set forth below our respective signatures.

LESSOR:		LESSEE:

US REIF EURUS AUSTIN, LLC dba STONECLIFF BUILDING		PAIN THERAPEUTICS, INC.

By:	/s/ Paul J. Nasser	By:	/s/ Remi Barbier

Name:	Paul J. Nasser	Name:	Remi Barbier

Title:	CFO/COO	Title:	President & CEO

Date:	November 7, 2017	Date:	November 3, 2017

Third Amendment to Lease

Rev. 07/2009